Exhibit 10.6

SEVION THERAPEUTICS, Inc.

Consulting Agreement

This Consulting Agreement (this “Agreement”) is entered into as of January 9, 2015 (the “Effective Date”), by and between Sevion Therapeutics, Inc., or successor thereof (the “Company”), and The David Stephen Group LLC, a limited liability company with a primary address as set forth on the signature page hereto (“Consultant”).

WHEREAS, the Company wishes to obtain the services of Consultant for certain purposes, and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the Company and Consultant hereby agree as follows:

1.            Services to be Provided. During the term of this Agreement, David Rector, a principal of Consultant, shall serve as the Company’s interim President and Chief Executive Officer (the “Services”). Consultant acknowledges that the obligations of Consultant shall also apply to Mr. Rector, as applicable.

2.            Term. The initial term of this Agreement shall begin on the Effective Date and shall continue for a period ending twelve (12) months from the Effective Date, unless terminated prior thereto pursuant to paragraph 7. This Agreement may be renewed upon mutual agreement of the parties in writing.

3.            Compensation; No Benefits.

(a)          As compensation for Consultant’s performance of the Services to be performed pursuant to this Agreement, the Company shall pay Consultant $10,000 per month, payable by the Company within five (5) business days of the first (1st) business day of each month.

(b)          Consultant is not an employee of the Company and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit and pension plans, including, without limitation, employee insurance, pension, savings and security plans, as a result of entering into this Agreement. Consultant is responsible for all income taxes, employment taxes and workers’ compensation insurance associated with the compensation received under this Agreement and agrees that the Company will not withhold or pay any of the foregoing in connection with Consultant’s services to the Company hereunder.

4.            Independent Contractor; Performance.

(a)          Independent Contractor Status. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

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(b)          Performance Warranties. Consultant will perform all Services in a professional manner, consistent with industry standards. Consultant warrants that each work product that is produced as a result of Consultant’s performance of the Services, in whatever medium, shall be free from defects of material and workmanship under normal use and shall function properly and in conformity with the applicable specifications for such work product, as agreed upon by Consultant and the Company, and shall continue to be free from such defects and to so function during the one (1) year period beginning on the date that such work product is accepted by the Company. If during such warranty period any defect of material or workmanship arises or manifests itself in such work product or such work product fails to function properly and in conformity with the applicable specifications therefor, the Company will notify Consultant in writing of such defect or failure. Promptly upon Consultant’s receipt of any such notice, Consultant shall correct such defect or failure at Consultant’s sole cost and expense.

(c)          Survival. The provisions of this paragraph 4 shall survive the expiration or earlier termination of this Agreement.

5.            Confidentiality.

(a)          Company Information. Consultant agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence, and not to use, except in connection with Consultant’s performance of the Services, and not to disclose to any person or entity without written authorization of the Chairman of the Board of Directors of the Company, any Confidential Information of the Company. As used herein, “Confidential Information” means any Company proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, and financial and other business information disclosed to Consultant by the Company, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any information: (i) which was lawfully in the possession of Consultant without any obligation of confidentiality prior to receiving such information from the Company; (ii) which is obtained by Consultant from a source that is not prohibited from disclosing the information to Consultant by an obligation of confidentiality; (iii) which is or becomes generally available to the public other than as a result of a disclosure by Consultant or its agents; or (iv) which is developed independently by Consultant without use of the Confidential Information or reference thereto. In the event that Consultant is ordered to disclose Confidential Information pursuant to a judicial or governmental request or an order or in a judicial or governmental proceeding (“Required Disclosure”), Consultant shall: (i) immediately notify the Company; (ii) take reasonable steps to assist the Company in contesting such Required Disclosure or otherwise protecting the Company’s rights; and (iii) only disclose that portion of the Confidential Information specifically required to be disclosed pursuant to such Required Disclosure.

(b)          Consultant-Restricted Information. Consultant agrees that during the term of this Agreement Consultant will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

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(c)          Third-Party Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the term of this Agreement and thereafter to hold such information in strict confidence, and not to use such information, except in connection with Consultant’s performance of the Services and as is consistent with the Company’s agreement with such third party, and not to disclose such information to any person or entity without written authorization.

(d)          Survival. The provisions of this paragraph 5 shall survive the expiration or termination of this Agreement.

6.            Ownership of Results.

(a)          Assignment of Inventions. Consultant agrees that Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns, transfers, and conveys to the Company, or its designee, all of Consultant’s worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under copyright or similar laws, that Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of the Services or that result, to any extent, from use of the Company’s premises or property (collectively, the “Inventions”), including any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, “Intellectual Property Rights”). Consultant further acknowledges and agrees that all original works of authorship that are made by Consultant (solely or jointly with others) in the performance of the Services and that are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act. However, to the extent that any such work may not, by operation of any applicable law, be a work made for hire, Consultant hereby assigns, transfers, and conveys to the Company all of its worldwide right, title, and interest in and to such work, including all Intellectual Property Rights therein and appurtenant thereto.

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(b)          Further Assurances. Upon the request and at the expense of the Company, Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in paragraph 6(a) or to enable the Company to secure its rights in the Inventions and any patents, trademarks, copyrights or other Intellectual Property Rights relating thereto in any and all jurisdictions, or to apply for, prosecute, and enforce patents, trademark registrations, copyrights or other Intellectual Property Rights in any and all jurisdictions with respect to any Inventions, or to obtain any extension, validation, reissue, continuance or renewal of any such Intellectual Property Rights. Without limiting the foregoing, Consultant shall disclose to the Company all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths, and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title, and interest in and to such Inventions, and any patents, copyrights, trademarks or other Intellectual Property Rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instruments or papers shall continue after the termination of this Agreement. If the Company is unable for any reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patent, trademark, copyright or other registration covering Inventions assigned to the Company, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact to act for Consultant, and on Consultant’s behalf and stead to execute and file any such applications, and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by Consultant.

(c)          Survival. The provisions of this paragraph 6 shall survive the expiration or earlier termination of this Agreement.

7.            Termination. Notwithstanding the provisions of paragraph 2, the Company may terminate the term of this Agreement: (i) for any reason whatsoever upon ten (10) calendar days’ prior written notice to Consultant; or (ii) five (5) calendar days following written notice to Consultant that the Services are being performed in an unsatisfactory manner, if the Services remain unsatisfactory after such five (5) calendar day period. In the event of any termination of this Agreement, the Company shall be responsible for prompt payment of any portion of the compensation owed to Consultant under paragraph 3 for any Services rendered prior to the effective date of such termination. Within five (5) calendar days after any termination of this Agreement, Consultant shall deliver to the Company all work product resulting from the performance of the Services.

8.            No Conflicting Agreements; Nonexclusive Engagement.

(a)          Consultant represents that Consultant is not a party to any existing agreement that would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant’s obligations under this Agreement. Subject to the foregoing, Consultant may from time to time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from the Company.

(b)          The Company may from time to time: (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, including services that are similar to the Services; and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.

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9.            Return of Company Property. Promptly upon the expiration or earlier termination of this Agreement, and earlier if requested by the Company in writing at any time, Consultant shall, at Consultant’s election, either destroy or deliver to the Company (and will not keep in Consultant’s possession or deliver to anyone else) all Confidential Information of the Company and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, computer software, other documents or property, or reproductions of any aforementioned items developed by Consultant as part of or in connection with the Services or otherwise belonging to the Company. Consultant shall not remove any Company property from the Company’s premises without written authorization from the Company.

10.          Solicitation of Employees. Consultant agrees that during the term of this Agreement and for the twelve (12) month period thereafter, Consultant shall not for any reason, either directly or indirectly, on Consultant’s own behalf or in the service or on behalf of others, solicit, recruit or attempt to persuade any person to terminate such person’s employment with the Company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at will. Notwithstanding the foregoing, Consultant shall not be precluded from hiring any person: (i) who responds to any general solicitation or advertisement; (ii) who contacts Consultant on his or her own initiative without any direct or indirect solicitation or encouragement from Consultant, other than any general solicitation or advertisement; (iii) whose employment with the Company is terminated by the Company; or (iv) with whom the Consultant has not had any contact in connection with performance of the Services.

11.          Arbitration and Equitable Relief.

(a)          Arbitration. Except as provided in paragraph 11(b), Consultant and the Company agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in New York, New York, before a single arbitrator and in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Each party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. If the parties are unable to appoint a mutually acceptable arbitrator within thirty (30) calendar days after a party gives written notice to the other requesting resolution of a dispute in accordance with the provisions of this paragraph 11(a), the American Arbitration Association shall appoint the arbitrator in accordance with such Commercial Arbitration Rules. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each party shall separately pay the fees and expenses of its own counsel. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

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(b)          Equitable Remedies. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in paragraphs 5, 6, 9 and 10 of this Agreement. Accordingly, Consultant and the Company agree that if Consultant breaches or is accused of breaching any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to order specific performance of any such provision of this Agreement, and Consultant will have available the right to seek declaratory relief from a court of competent jurisdiction regarding such alleged breach or threatened breach. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

12.          Entire Agreement; Amendment and Assignment. This Agreement is the sole agreement between Consultant and the Company with respect to the Services to be performed hereunder and supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company. No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

13.          Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of California, without giving effect to any conflict of laws provisions.

14.          Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Sevion Therapeutics, Inc.

4045 Sorrento Valley Blvd.

San Diego, CA 92121

Attention: Harlan W. Waksal, M.D., Chairman of the Board

If to Consultant, to Consultant’s address specified on the signature page hereto.

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to the other entitled to receive notice in the manner specified in this paragraph.

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15.          Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and the Company. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.          Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without such invalid or unenforceable provision or application in any other jurisdiction.

17.          Tax Identification Number. Consultant certifies that Consultant’s tax identification number is set forth on the signature page hereto. Consultant acknowledges that the Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement, including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended, or any successor form.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

COMPANY:

SEVION THERAPEUTICS, INC.

By:	/s/ Harlan Waksal, M.D.
Name:	Harlan Waksal, M.D.
Title:	Chairman of the Board

CONSULTANT:

THE DAVID STEPHEN GROUP LLC

By:	/s/ David Rector
(signature)
Name:	David Rector
Title:	Principal
Address:

Email:

Phone:

Tax Identification Number:

[Signature Page To Consulting Agreement]